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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2005

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50514 (Commission File Number)	20-0282396 (IRS Employer Identification No.)
150 Interstate North Parkway, Atlanta, Georgia 30339 (Address of Principal Executive Offices) (Zip Code)
(770) 657-6000 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into A Material Definitive Agreement.

        On February 25, 2005, the Compensation Committee of the Board of Directors (the "Committee") of Superior Essex Inc. ("Superior") approved a program for the annual grant of performance-based cash awards to designated executive officers of Superior, which will be known as the 2005 Executive Bonus Plan (the "Executive Bonus Plan"). For 2005, participants in the Executive Bonus Plan will include Stephen M. Carter, Superior's chief executive officer, and the following executive officers: David S. Aldridge, Justin F. Deedy, Jr., H. Patrick Jack and Barbara L. Blackford. The Committee also established the financial criterion to be used in establishing bonus awards under the Executive Bonus Plan for fiscal year 2005. In addition, the Committee approved the annual base salaries and changes to target bonuses for Superior's chief executive officer and other executive officers. A component of the salary increases constitutes compensation to the executive officers for a reduction in other benefits previously provided.

        Under the Executive Bonus Plan, a bonus is earned based on the executive officer's "target bonus percentage" (a percentage of such officer's current base salary) and the extent to which Superior and/or such officer's business unit meets the established business and/or financial goals. The amount that would otherwise be earned as a bonus may be reduced, within parameters, by the Committee, in its discretion, based on the executive officer's individual performance and contribution to Superior.

        The financial objective established under the Executive Bonus Plan for fiscal year 2005 is the level of adjusted EBITDA (defined as earnings before interest, taxes and depreciation, excluding certain items) as reported in the Company's earnings releases compared to certain target levels of adjusted EBITDA.

        The revised base salaries and target bonuses for Superior's chief executive officer and its other executive officers are as follows:

2005 Salary and Bonus Target
Name	Salary	Target Bonus as Percent of Salary
Stephen M. Carter	$650,000	100%
David S. Aldridge	383,000	50%
Justin F. Deedy, Jr.	321,000	50%
H. Patrick Jack	321,000	50%
Barbara L. Blackford	270,000	50%

        The revised base salaries are effective November 10, 2004 for the chief executive officer, and March 1, 2005 for the other executive officers.

        On February 25, 2005, the Committee also approved a program for special recognition awards to designated executive officers of Superior, which will be known as the 2005 Executive Special Recognition Bonus Plan (the "Special Recognition Plan"). The bonus pool under the Special Recognition Plan will be funded with one percent of adjusted EBITDA in 2005. Subject to certain limitations on the percentage of the pool that may be paid to a single participant, the Committee may make special recognition awards from the bonus pool within its sole discretion. The Committee may, in its sole discretion, decide that no awards will be made under the Special Recognition Plan in any given year.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: March 3, 2005
	By:	/s/ David S. Aldridge
	Name:	David S. Aldridge
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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Item 1.01. Entry Into A Material Definitive Agreement.
SIGNATURES